Exhibit (h)(6)(ix)

SCHEDULE A

TO THE AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT

BETWEEN PROFUNDS AND PROFUND ADVISORS LLC

JUNE 1, 2005

Bull ProFund	ProFund VP Bull
Mid-Cap ProFund	ProFund VP Mid-Cap
Small-Cap ProFund	ProFund VP Small-Cap
OTC ProFund	ProFund VP OTC
Europe 30 ProFund	ProFund VP Japan
Mid-Cap Value ProFund	ProFund VP Europe 30
Mid-Cap Growth ProFund	ProFund VP Mid-Cap Value
Small-Cap Value ProFund	ProFund VP Mid-Cap Growth
Small-Cap Growth ProFund	ProFund VP Small-Cap Value
UltraBull ProFund	ProFund VP Small-Cap Growth
UltraMid-Cap ProFund	ProFund VP Bull Plus
UltraSmall-Cap ProFund	ProFund VP UltraBull
UltraOTC ProFund	ProFund VP UltraMid-Cap
UltraJapan ProFund	ProFund VP UltraSmall-Cap
Bear ProFund	ProFund VP UltraEurope
UltraBear ProFund	ProFund VP UltraOTC
UltraShort OTC ProFund	ProFund VP Bear
Money Market ProFund	ProFund VP UltraBear
Airlines UltraSector ProFund	ProFund VP UltraShort OTC
Banks UltraSector ProFund	ProFund VP Airlines
Basic Materials UltraSector ProFund	ProFund VP Banks
Biotechnology UltraSector ProFund	ProFund VP Basic Materials
Consumer Services UltraSector ProFund	ProFund VP Biotechnology
Consumer Goods UltraSector ProFund	ProFund VP Consumer Services
Oil & Gas UltraSector ProFund	ProFund VP Consumer Goods
Leisure Goods UltraSector ProFund	ProFund VP Oil & Gas
Financials UltraSector ProFund	ProFund VP Internet
Health Care UltraSector ProFund	ProFund VP Leisure Goods
Industrials UltraSector ProFund	ProFund VP Financials
Internet UltraSector ProFund	ProFund VP Health Care
Oil Equipment, Services & Distribution	ProFund VP Industrials
UltraSector ProFund	ProFund VP Oil Equipment, Services &
Pharmaceuticals UltraSector ProFund	Distribution
Precious Metals UltraSector ProFund	ProFund VP Pharmaceuticals

Real Estate UltraSector ProFund	ProFund VP Precious Metals
Semiconductor UltraSector ProFund	ProFund VP Real Estate
Technology UltraSector ProFund	ProFund VP Semiconductor
Telecommunications UltraSector ProFund	ProFund VP Technology
Utilities UltraSector ProFund	ProFund VP Telecommunications
Mobile Telecommunications UltraSector	ProFund VP Utilities
ProFund	ProFund VP Mobile Telecommunications
Asia 30 ProFund	ProFund VP Money Market
UltraDow 30 ProFund	ProFund VP Asia 30
U.S. Government Plus ProFund	ProFund VP UltraDow 30
Short OTC ProFund	ProFund VP U.S. Government Plus
Short Small-Cap ProFund	ProFund VP Short OTC
Rising Rates Opportunity ProFund	ProFund VP Short Small-Cap
Large-Cap Value ProFund	ProFund VP Rising Rates Opportunity
Large-Cap Growth ProFund	ProFund VP Large-Cap Value
Dow 30 ProFund	ProFund VP Large-Cap Growth
Short Dow 30 ProFund	ProFund VP Dow 30
Short Mid-Cap ProFund	ProFund VP Short Dow 30
UltraShort Dow 30 ProFund	ProFund VP Short Mid-Cap
UltraShort Mid-Cap ProFund	ProFund VP UltraShort Dow 30
UltraShort Small-Cap ProFund	ProFund VP UltraShort Mid-Cap
Rising Rates Opportunity 10 ProFund	ProFund VP UltraShort Small-Cap
U.S. Government 30 ProFund	ProFund VP Rising U.S. Dollar
Rising U.S. Dollar ProFund	ProFund VP Falling U.S. Dollar
Falling U.S. Dollar ProFund	ProFund VP Natural Resources
Short Oil & Gas ProFund	ProFund VP Short Oil & Gas
Short Precious Metals ProFund	ProFund VP Short Precious Metals
Short Real Estate ProFund	ProFund VP Short Real Estate
Short Utilities ProFund	ProFund VP Short Utilities

PROFUND ADVISORS LLC,		PROFUNDS,
a Maryland limited liability company		a Delaware statutory trust

By:	/s/ MICHAEL SAPIR	By:	/s/ LOUIS M. MAYBERG
	Michael L. Sapir		Louis M. Mayberg
	Chairman and Chief Executive Officer		President